UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Splunk Inc.

(Name of Registrant as Specified in its Charter)

Cisco Systems, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Cisco Systems, Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Splunk Inc.

Commission File No.: 001-35498

The following is a blog post authored by Chuck Robbins, Chair and Chief Executive Officer of Cisco Systems, Inc.

September 21, 2023

Executive Platform

Cisco and Splunk: Driving the Next Generation of AI-Enabled Security and Observability

Chuck Robbins

Today, I am thrilled to announce Cisco’s intent to acquire Splunk, Inc., the leader in cybersecurity and observability. This will bring together two powerful innovation engines and create one of the largest software companies globally. This combination will accelerate Cisco’s strategy to securely connect everything to make anything possible.

Cisco and Splunk are two leaders with complementary capabilities across AI, security, and observability, and together we will help make organizations of all sizes more resilient and secure in an AI-powered world.

The IT landscape has drastically changed as organizations around the world have digitized their businesses, and it will continue to evolve at an even more rapid pace with the acceleration and adoption of AI. While these new technologies create vast opportunities, they also add even greater complexity – unlike anything we’ve ever seen.

Data is one of the most powerful resources in business, with every organization relying on it to help stay securely connected, run their business, and make mission-critical decisions. However, customers need a better way to manage, protect, and unlock data’s true value while staying resilient and secure in a world that is constantly changing.

The Cisco Security Cloud has visibility into vast amounts of security data—network data, identities, emails, web traffic, endpoints, and processes. With Splunk, Cisco is adding one of the world’s best data platforms to Cisco’s robust security portfolio. The combination of Splunk and Cisco will help businesses move from threat detection and response to threat prediction and prevention, making organizations of all sizes more secure and resilient.

On top of the data and security challenges, Generative AI is rapidly transforming industries and creating new opportunities. Together, Cisco and Splunk see a broad range of data across applications, security, and the network. With the scale we bring and a deep foundation of trust, we believe we’re very well positioned to provide customers visibility to their data and enable them to take advantage of the many opportunities with AI.

Together, Cisco and Splunk will address these challenges and create new opportunities for organizations around the world by offering best-in-class technologies to protect, connect, and advance their missions. We will strive to help our customers make sense of what’s happening in their infrastructure, make decisions and act on insights quickly, and help secure their data and their entire enterprise, all in one place.

Over the past few years, Cisco has been transforming our business to deliver more software and subscriptions, while still delivering best-in-class, high-performance hardware. With Splunk joining Cisco, we will accelerate our business transformation, which will allow us to put innovation in the hands of our customers faster, provide greater predictability and visibility in our business, and help drive growth and long-term shareholder value.

I’m also excited about the strong cultural fit between our two organizations with both Cisco and Splunk having similar values, strong cultures, and incredibly talented teams. BothCisco and Splunk are regularly recognized as “Great Places to Work,” with Cisco achieving the top spot in the United States for three years in a row. I am so proud of what we’ve built as Cisco and believe that, together, we can make an even bigger impact as we set out to improve people’s lives and communities across the globe in powering a more inclusive future for all. I’m also thrilled that upon close of the acquisition, Splunk’s CEO, Gary Steele, will join Cisco’s Executive Leadership Team, reporting to me.

This is truly a historic day for Cisco. We have incredible momentum, and this will be strengthened further with the addition of Splunk to our team. Together, we will bring trusted innovation leadership, an outstanding go-to-market engine, and a world-class culture that will help our customers move with greater speed to rapidly unlock new opportunities ahead. I’m incredibly excited to see all that we can achieve together.

Forward-Looking Statements

This blog contains forward-looking statements that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. All statements other than statements of historical fact (including statements containing the words “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “strives,” “goal,” “intends,” “may,” “endeavors,” “continues,” “projects,” “seeks,” “targets,” or the negative of these terms or other comparable terminology, as well as similar expressions) are statements that could be deemed forward-looking statements, although not all forward-looking statements contain these identifying words. For example, statements regarding integration plans and the expected benefits to Cisco, Splunk, and their respective customers from completing the transaction are forward-looking statements. Risks, uncertainties and assumptions include those described in the press release announcing our proposed transaction with Splunk and in Cisco’s SEC reports (including but not limited to its most recent report on Form 10-K filed with the SEC on September 7, 2023, respectively). These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Cisco’s results could differ materially from its expectations in these statements. Cisco undertakes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

This blog contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Splunk’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by Splunk and Cisco, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” “expect,” “target,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Splunk’s business and other conditions to the completion of the transaction; (ii) the impact of the COVID-19 pandemic on Splunk’s business and general economic conditions; (iii) Splunk’s ability to implement its business strategy; (iv) significant transaction costs associated with the proposed transaction; (v) potential litigation relating to the proposed transaction; (vi) the risk that disruptions from the proposed transaction will harm Splunk’s business, including current plans and operations; (vii) the ability of Splunk to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (ix) legislative, regulatory and economic developments affecting Splunk’s business; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Splunk operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Splunk’s financial performance; (xiii) restrictions during the pendency of the proposed transaction that may impact Splunk’s ability to pursue certain business opportunities or strategic transactions; and (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Splunk’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement to be filed with the U.S. Securities and Exchange Commission in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Splunk’s financial condition, results of operations, or liquidity. Splunk does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, Splunk will file with the SEC a preliminary proxy statement and a definitive proxy statement. The proxy statement will be mailed to the stockholders of Splunk. Splunk’s stockholders are urged to carefully read the proxy statement (including all amendments, supplements and any documents incorporated by reference therein) and other relevant materials filed or to be filed with the SEC and in their entirety when they become available because they will contain important information about the proposed transaction and the parties to the transaction. Investors may obtain free copies of these documents (when they are available) and other documents filed with the SEC at its website at http://www.sec.gov. In addition, investors may obtain free copies of the documents filed with the SEC by Splunk by going to Splunk’s Investor Relations page on its corporate website at https://investors.splunk.com or by contacting Splunk Investor Relations at ir@splunk.com.

Participants in the Solicitation

Splunk and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Splunk’s stockholders with respect to the transaction. Information about Splunk’s directors and executive officers, including their ownership of Splunk securities, is set forth in the proxy statement for Splunk’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on May 9, 2023, Form 8-K filed with the SEC on September 21, 2023, and Splunk’s other filings with the SEC. Investors may obtain more detailed information regarding the direct and indirect interests of Splunk and its respective executive officers and directors in the transaction, which may be different than those of Splunk stockholders generally, by reading the preliminary and definitive proxy statements regarding the transaction, which will be filed with the SEC.

In addition, Cisco and its executive officers and directors may be deemed to have participated in the solicitation of proxies from Splunk’s stockholders in favor of the approval of the transaction. Information concerning Cisco’s directors and executive officers is set forth in Cisco’s proxy statement for its 2022 Annual Meeting of Stockholders, which was filed with the SEC on October 18, 2022, annual report on Form 10-K filed with the SEC on September 7, 2023, Forms 8-K filed with the SEC on February 21, 2023, July 19, 2023, and September 21, 2023, and Cisco’s other filings with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov or by going to Cisco’s Investor Relations website at https://investor.cisco.com.